Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

July 31, 2024

Board of Directors of Antero Resources Corporation

1615 Wynkoop Street

Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Antero Resources Corporation (the “Company”) of information taken from our report of third party dated January 17, 2024, with respect to the Company’s estimated proved reserves as of December 31, 2023 filed as Exhibit 99.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2024.

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716